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                                     EXHIBIT 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS



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                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Form S-8 registration statements (File No. 33-32956, File No. 33-38898, and File No. 333-99) of Digi International Inc. for its Stock Option Plan; Form S-3 Registration Statement (File No. 33-59223) of Digi International Inc. for the common shares issued as part of the MiLAN Technologies acquisition; and, Form S-8 (File No. 333-1821) of Digi International Inc. for its Employee Stock Purchase Plan of our report dated November 8, 1996, with respect to the financial statements of AetherWorks Corporation for the year ended September 30, 1996, the eighteen month period ended September 30, 1995 and the period from February 24, 1993 (inception) to September 30, 1996 included in the Annual Report (Form 10-K) of Digi International Inc. for the year ended September 30, 1996 filed with the Securities and Exchange Commission.



                                       Ernst & Young LLP
                                       /s/ Ernst & Young LLP



Minneapolis, Minnesota
December 27, 1996